Exhibit 99.4

IMMEDIATE RELEASE	June 09, 2011

PHASE 3 LYMPHOSEEK (TILMANOCEPT) STUDY RESULTS
FEATURED AT SOCIETY OF NUCLEAR MEDICINE ANNUAL
MEETING

- Primary, Secondary Endpoints Met, for Lymph Node Mapping -

Dublin, OH – June 9, 2011 – Neoprobe Corporation (NYSE Amex: NEOP), a diversified developer of innovative oncology surgical and diagnostic products, today announced that full results from the NEO3-05 study, demonstrating Lymphoseek® (99mTc-tilmanocept) met all primary and secondary endpoints in intraoperative lymphatic mapping (ILM) procedures. These results were featured yesterday at the Society for Nuclear Medicine (SNM) Annual Meeting in San Antonio. Recognition of these results by SNM follows closely the presentation and discussion at the American Society of Clinical Oncology (ASCO) Meeting in Chicago on June 6.

The primary endpoint of the NEO3-05 study was the comparison (the Concordance Rate, or the rate of agreement) of Lymphoseek versus vital blue dye (VBD). As is typical of regulatory comparator-based trials, which routinely compare a novel agent to an on-label agent approved in the indication being studied, Lymphoseek was tested against the only on-label agent approved in the U.S. for lymphatic mapping, vital blue dye. The FDA approved agents are used as the appropriate comparator for registration studies because they are supported by evidence from adequate and well controlled clinical trials to establish and demonstrate their expected performance. VBD meets this standard; no other compound currently does. Accordingly, and in consultation with the FDA, the Lymphoseek registration studies were designed to compare Lymphoseek performance to the required, on-label, approved agent, vital blue dye, in order to position Lymphoseek for FDA approval.

“The NEO3-05 data presented here at SNM reinforce findings of other clinical studies that suggest Lymphoseek provides significantly higher specificity and sensitivity, and a lower failed detection rate, than vital blue dye,” said Dr. Vernon Sondak of the H. Lee Moffitt Cancer Center in Tampa, Florida.

Following the presentation of the Lymphoseek study data at the Society of Nuclear Medicine meeting, Dr. Robert Carretta, past president of the SNM and former Vice President, Medical Affairs at Mallickrodt Medical, the imaging pharmaceuticals division of Covidien, commented, “Having dealt with the FDA approval process for radiopharmaceuticals in a number of roles, including physician, clinical trial investigator, professional society leader and head of a commercial imaging agent development organization, I am well aware of FDA requirements for pivotal comparative studies. It is clear that only products specifically approved for the indication under investigation may be included as the appropriate comparator for purposes of registration with the FDA.”

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NEOPROBE CORPORATION
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Also following the presentation, George Mills, M.D., former Director, Division of Medical Imaging and Radiopharmaceutical Drug Products at FDA and a Neoprobe consultant, also commented, “The design of both of Neoprobe’s Phase 3 clinical trials for Lymphoseek, NEO3-05 and NEO3-09, have met the safety and efficacy expectations as planned with FDA. Neoprobe has conducted the trials in accordance with the parameters discussed and agreed with FDA. Direct comparison of Lymphoseek to vital blue dye – the only FDA-approved product for ILM procedures – is the appropriate comparator to demonstrate the clinical value of Lymphoseek.”

NEO3-05 Primary Endpoint Met

The primary endpoint of the NEO3-05 study was the comparison (the Concordance Rate, or the rate of agreement) of Lymphoseek versus vital blue dye, where vital blue dye is considered by FDA as the only approved, on-label agent for lymphatic mapping, thus making it the appropriate requisite “Truth Standard” comparator for registration purposes. The Concordance Rate was analyzed on both a per-node and per-patient basis.

In NEO3-05, study subjects yielded a total of 215 lymph nodes stained with vital blue dye. Of these blue-stained nodes, Lymphoseek detected 210, for a Concordance Rate of 97.67%, which was a highly statistically significant finding (p<0.0001).

On a per-patient basis, the NEO3-05 study yielded a total of 136 patients with lymph nodes stained with vital blue dye. Of these patients, Lymphoseek detected the same blue-stained nodes in all 131 patients, for a Concordance Rate of 96.32%, a highly statistically significant finding (p<0.0001).

“The results presented yesterday reinforce prior clinical evidence indicating that Lymphoseek is an encouraging modality for surgical oncologists to intraoperatively identify and diagnose potentially cancerous lymph nodes in neoplastic disease versus the only currently approved agent, vital blue dye,” said Dr. Fred Cope, Neoprobe’s Senior Vice President, Pharmaceutical Research and Clinical Development.

About Lymphoseek (Tilmanocept)

Lymphoseek (tilmanocept) is a proprietary radioactive diagnostic tracing agent being developed for use in connection with gamma detection devices in a surgical procedure known as Intraoperative Lymphatic Mapping. Two Phase 3 multi-center clinical trials (www.clinicaltrials.gov, trial registration numbers NCT00671918 and NCT01106040) for Lymphoseek in patients with breast cancer or melanoma have concluded. A third Phase 3 clinical study to evaluate the efficacy of Lymphoseek as a sentinel lymph node tracing agent in patients with head and neck squamous cell carcinoma is currently ongoing (www.clinicaltrials.gov, trial registration number NCT00911326).

About Neoprobe

Neoprobe Corporation (NYSE AMEX: NEOP) is a biomedical company focused on enhancing patient care and improving patient outcome by meeting the critical intraoperative diagnostic information needs of physicians and therapeutic treatment needs of patients. Neoprobe recently announced the sale of its neoprobe® GDS line of gamma detection systems to Devicor Medical Products, Inc. The move was made to allow the Company to focus its efforts on the development of and radiopharmaceutical and related agents such Lymphoseek® and RIGScan™. Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT. Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions. www.neoprobe.com

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NEOPROBE CORPORATION
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The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contacts

Neoprobe Corporation
Brent Larson, 614-822-2330
Sr. VP & CFO
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Investor Relations
LifeSci Advisors
Michael Rice, 201-408-4923
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Public Relations/Media Relations
Makovsky & Co.
Mark Marmur, 212-508-9670